                                                                       EXHIBIT 8

                                  June 3, 1997


ReliaStar Financial Corp.
20 Washington Avenue South
Minneapolis, Minnesota  55401

ReliaStar Financing II
20 Washington Avenue South
Minneapolis, Minnesota  55401

     Re:  ReliaStar Financial Corp./ReliaStar
          Financing II -- Registration Statement on Form S-3
          Relating to Trust Originated Preferred Securities(SM)
          -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel for ReliaStar Financial Corp., a Delaware corporation (the "Company"), and ReliaStar Financing II, a statutory business trust organized under the Business Trust Act of the State of Delaware (12 Del. Code Ann., tit. 12, Section 3801, et seq.) (the "Trust" and, together with the Company, the "Offerors"), in connection with the proposed issuance and sale by the Trust of 5,000,000 shares of 8.10% Trust Originated Preferred Securities(SM) (liquidation amount $25 per Preferred Security) of the Trust
(the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust.


     The Preferred Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to a Preferred Securities Guarantee Agreement, dated as of the date of closing (the "Preferred Securities Guarantee Agreement"), between the Company and Wilmington Trust Company, as trustee, for the benefit of the holders of the Preferred Securities.

     In connection with the issuance and sale of the Preferred Securities, the Trust is also issuing shares of its Common Securities (liquidation amount of $25 per Common Security)

_____________________

* "Trust Originated Preferred Securities(SM),, is a service mark of Merrill Lynch & Co.

ReliaStar Financial Corp.
ReliaStar Financing II
June 3, 1997
Page 2

(the "Common Securities"), representing undivided beneficial interests in the assets of the Trust. The Common Securities are owned, directly or indirectly, by the Company.

     The entire proceeds from the sale of the Preferred Securities and the Common Securities are being used by the Trust to purchase an aggregate principal amount of $128,865,979.40 of 8.10% Subordinated Deferrable Interest Notes due June 3, 2027 (the "Junior Subordinated Debt Securities"), issued by the Company. The Preferred Securities and the Common Securities are issued pursuant to an Amended and Restated Declaration of Trust of the Trust, dated as of the date of closing (the "Declaration"), among the Company, as sponsor, certain named persons as the regular trustees (collectively, the "Regular Trustees"), and Wilmington Trust Company, as the property trustee (the "Property Trustee"). The Junior Subordinated Debt Securities are issued pursuant to an indenture and a first supplement thereto, both dated as of March 29, 1996 and a second supplement thereto dated as of the date of closing (such indenture as so supplemented, the "Indenture"), between the Company and Wilmington Trust Company, as trustee.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement (as defined below).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 33-87588) filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act (such Registration Statement as heretofore amended and supplemented, including all documents incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 under the 1933 Act, the "1994 Registration Statement"), the Registration Statement on Form S-3 (Registration No. 33-80497) filed with the Commission under the 1933 Act (such Registration Statement as heretofore amended and supplemented, including all documents incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 under the 1933 Act, the "1995 Registration Statement" and the Registration Statement on Form S-3 (Registration No. 333-26881) filed with the Commission under the 1933 Act (such Registration Statement as heretofore amended and supplemented, including all documents incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 under the 1933 Act, the "1997 Registration Statement"); (ii) the Certificate of Trust dated May 8, 1997 filed by the Regular Trustees and the Property Trustee with the Secretary of State of the State of Delaware; (iii) the Declaration; (iv) the Preferred Securities and designation of the terms thereof;
(v) the Preferred Securities Guarantee Agreement; (vi) the Common Securities and designation of the terms thereof;

ReliaStar Financial Corp.
ReliaStar Financing II
June 3, 1997
Page 3

(vii) the Indenture; (viii) the Junior Subordinated Debt Securities; and (ix) the Underwriting Agreement, dated May 29, 1997 (the "Underwriting Agreement"), among the Offerors and the Representatives of the Underwriters named therein, as supplemented by the Pricing Agreement, dated May 29, 1997, among the Offerors and the Representatives of the Underwriters named therein (collectively, the documents in items (i)-(ix) are referred to as the "Operative Documents"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such agreements, certificates of public officials, certificates of officers, trustees or other representatives of the Company, the Trust and others, as applicable, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

     In rendering our opinion, we have participated in the preparation of the 1994 Registration Statement, the 1995 Registration Statement and the 1997 Registration, including the Prospectus included in the 1997 Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust.

     Our opinion is also conditioned on the assumptions that (i) the Operative Documents constitute all the agreements, arrangements and understandings between or among the parties thereto with respect to the transactions contemplated therein

ReliaStar Financial Corp.
ReliaStar Financing II
June 3, 1997
Page 4

and with respect to the Preferred Securities, the Common Securities and the Junior Subordinated Debt Securities, and (ii) there will be timely and full compliance by all parties to the Operative Documents with the terms thereof (without waiver or amendment of any of the terms thereof). This opinion is furnished with the understanding that it is a condition of the closing of the sale of the Preferred Securities that this opinion will have not been withdrawn.

     In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

     On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument such as the Junior Subordinated Debt Securities if such instrument has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extent would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as the Junior Subordinated Debt Securities as equity for purposes of
Section 385(c) of the Code if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action. There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Junior Subordinated Debt Securities or the characterization of the Junior Subordinated Debt Securities for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively.

ReliaStar Financial Corp.
ReliaStar Financing II
June 3, 1997
Page 5

     Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

     (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income interest, or, if applicable, original issue discount with respect to its allocable share of the Junior Subordinated Debt Securities.

     (2) The Junior Subordinated Debt Securities held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company, and the interest on the Junior Subordinated Debt Securities will be deductible by the Company.

     (3) Although the discussion set forth in the Prospectus under the heading "UNITED STATES FEDERAL INCOME TAXATION" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

     Except as set forth above, we express no opinion to any person as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Junior Subordinated Debt Securities, the Preferred Securities, the Common Securities or any transactions related to or contemplated by any such issuances.

     We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. We also consent to the use of our name under the headings "LEGAL MATTERS," "UNITED STATES FEDERAL INCOME TAXATION" and "VALIDITY OF SECURITIES" in the Prospectus (without admitting that we are "experts" under the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the 1994 Registration Statement, the 1995 Registration Statement or the 1997 Registration Statement). This opinion may not be used for any other purpose and may not otherwise be disclosed to or relied upon by any other person without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to

ReliaStar Financial Corp.
ReliaStar Financing II
June 3, 1997
Page 6

advise you of any subsequent changes of the facts stated or assumed herein or any changes in applicable law after the date hereof.

                                             Very truly yours,

                                             /s/ Faegre & Benson LLP

                                             FAEGRE & BENSON LLP